                                     BYLAWS

                                       OF

                                   UPROAR INC.


                                   ARTICLE I

                                     OFFICES

         Section 1.1. Registered Office and Agent. The registered office of the Corporation in the State of Delaware shall be at 1209 Orange Street, Wilmington, Delaware 19805. The registered agent at such address shall be The Corporation Trust Company .

         Section 1.2. Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

         Section 2.1. Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

         Section 2.2. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and the transaction of any other proper business on such date and at such time as shall be designated by the Board of Directors. If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

         Section 2.3. Election of Directors. Elections of the directors of the Corporation shall be by written ballot.

         Section 2.4. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, or the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the whole Board of Directors. Upon the written request of any person or persons who have duly called a special meeting, the Secretary shall fix the date of the meeting, to be held not more than sixty days after receipt of the request, and shall give due notice thereof. Business transacted at any special meeting shall be confined to the purposes stated in the notice of such meeting.

         Section 2.5. Quorum. One-third of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders, except as may be otherwise required by law. When a quorum is once present, it shall not be broken by the subsequent withdrawal of any stockholder.

         Section 2.6. Adjournments. The chairman of any meeting of stockholders, or a majority of the shares present in person or represented by proxy and entitled to vote at such meeting, may adjourn the meeting from time to time, whether or not a quorum is present. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided that, if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed.

         Section 2.7. Voting. Unless otherwise provided in the certificate of incorporation of the Corporation (the "Certificate of Incorporation"), and subject to the provisions of applicable law and of these Bylaws relating to the determination of stockholders entitled to vote at any meeting of stockholders, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Except as otherwise provided by law, in all matters other than the election of directors, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

         Section 2.8. Proxies. Each stockholder entitled to vote at a meeting of stockholders, or (if not then prohibited by the Certificate of Incorporation) to consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.

         Section 2.9. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

         Section 2.10. Consent in Lieu of Meetings. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery in accordance with law to its registered office in the State of Delaware, its principal place of business or the Secretary of the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         Section 2.11. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.12. Order of Business. At each meeting of the stockholders, the Chairman of the Board or, in his absence, such person as shall be selected by the Board shall act as the chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

         Section 2.13. Proposal of Stockholder Business and Nominations:

         A. Annual Meetings of Stockholders.


         (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 11 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 11.

         (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph A.(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

         (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 11 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         B. Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 11 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this
Section 11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

         C. General.

         (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause A.(2)(c)(iv) of this Section
11) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 11, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

         (2) For purposes of this Section 11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         (3) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(b) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

                                  ARTICLE III

                                    DIRECTORS

         Section 3.1. Powers and Number. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. Unless fixed by the Certificate of Incorporation, the number of directors which shall constitute the whole Board shall be fixed by resolution of the Board of Directors or by the stockholders at the annual meeting of the stockholders, except as provided in Section 2 of this Article. The directors need not be residents of the State of Delaware or stockholders in the Corporation.

         Section 3.2. Election and Term. Directors shall be elected by the stockholders at the annual meeting of stockholders of the Corporation. Each director shall hold office until the next annual meeting of stockholders and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

         Section 3.3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any director so chosen shall hold office until the next annual meeting of stockholders and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by applicable law. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         Section 3.4. Location of Meetings. The Board of Directors may hold its meetings, both regular and special, either within or without the State of Delaware.

         Section 3.5. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place as shall be determined by the Board of Directors from time to time. No notice shall be required for regular meetings the time and place of which have been fixed.

         Section 3.6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or a majority of the directors then in office. Written, oral or any other mode of notice of the time and place shall be given for special meetings of the Board of Directors in sufficient time for the convenient assembly of the directors thereat.

         Section 3.7. Quorum. At all meetings of the Board of Directors, one-third of the total number of directors shall constitute a quorum for the transaction of business and the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the Certificate of Incorporation or these Bylaws shall require a vote of a greater number. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.8. Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all of the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 3.9. Telephone Conference. Members of the Board of Directors, or any committee of the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

         Section 3.10. Committees of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders any action or matter expressly required by law to be submitted to stockholders for approval, or adopting, amending or repealing any of the Bylaws of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 3.11. Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed fee for attendance at each meeting of the Board of Directors attended and/or an annual fee for serving as director, or both. Such fees may be paid in the form of cash, shares of the Corporation's stock, options to purchase shares of the Corporation's stock, any combination of the foregoing, or in such other form as the Board of Directors may determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be paid like compensation for attending committee meetings and/or serving on committees.

         Section 3.12. Resignation; Removal of Directors. Any director may resign at any time upon written notice to the Corporation. Such resignation shall be effective at the time specified in the written notice thereof or, if no time is specified, at the time of its receipt by the Chairman of the Board or the Secretary of the Corporation. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.1. Executive Officers. The executive officers of the Corporation shall be chosen by the directors and may include a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (with one or more classes of seniority, including Senior Vice Presidents and Executive Vice Presidents), a Secretary, one or more Assistant Secretaries, a Chief Financial Officer, a Treasurer, one or more Assistant Treasurers, and such other officers as the Board of Directors may deem necessary; provided that the executive officers of the Corporation shall in any event include a Chairman of the Board or a President and a Secretary or a Treasurer. Any number of offices may be held by the same person.

         Section 4.2. Term of Office; Vacancies; Resignation and Removal. Each officer of the Corporation shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor is elected and qualified, or until such officer's earlier, death, resignation or removal. Any vacancy occurring in any executive office of the Corporation shall be filled by the Board of Directors or by such other executive officer of the Corporation as the Board of Directors may authorize. Any officer may resign at any time upon written notice to the Corporation. Any officer may be removed, with or without cause, by the Board of Directors.

         Section 4.3. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation; he shall preside at all meetings of the stockholders and directors; he shall conduct general and active management of the business of the Corporation; he shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the directors to delegate any specific powers (except such as may be by statute exclusively conferred on the Chairman of the Board) to any other officer or officers of the Corporation; he shall have the general power and duties of supervision and management usually vested in the office of Chairman of the Board of a corporation; and he shall exercise such additional authority and perform such additional duties as may be provided in these Bylaws or as the Board of Directors may from time to time assign to him.

         Section 4.4. Secretary. The Secretary shall have the duty to record the proceedings of all meetings of the stockholders, the Board of Directors and the committees of the Board of Directors in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders, the Board of Directors and its committees, and he shall exercise such additional authority and perform such additional duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board, to whose supervision he shall be subject. He shall keep in safe custody the corporate seal of the Corporation and, when authorized, shall affix the same to any instrument requiring it; when so affixed, it may be attested by the Secretary's signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature.

         Section 4.5. Other Officers. Each of the other officers of the Corporation shall have such authority and duties as may be provided in these Bylaws or assigned to such officer from time to time by the Board of Directors or by the executive officer, if any, to whose supervision such officer may be subject, and such officer shall have such additional authority and duties as are incident to his office except to the extent inconsistent with the authority and duties provided in these Bylaws or assigned to him by the Board of Directors or such executive officer.

                                   ARTICLE V

                                CORPORATE RECORDS

         Section 5.1. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other corporate books and records including a copy of these Bylaws, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

                                   ARTICLE VI

                       STOCK CERTIFICATES, DIVIDENDS, ETC.

         Section 6.1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the Vice-Chairman of the Board, or the President or a Vice-President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be facsimile.

         Section 6.2. Transfers. Transfers of shares of the Corporation shall be made on the books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by his attorney lawfully constituted in a writing duly executed and filed with the Corporation or with the Corporation's transfer agent or registrar. No transfer shall be made which is inconsistent with law.

         Section 6.3. Lost Certificate. The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 6.4. Record Dates.

         A. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If not record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         B. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (where not prohibited by the Certificate of Incorporation), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which dates shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, (i) when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent is delivered to the Corporation in accordance with law, and (ii) when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         C. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         Section 7.1. Dividends. The Board of Directors may declare and pay dividends upon the outstanding shares of the capital stock of the Corporation from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by applicable statutes and the Certificate of Incorporation.

         Section 7.2. Reserves. Before payment of any dividend the Board of Directors may set apart out of any funds of the Corporation available for dividends as the directors, from time to time in their absolute discretion, think proper, and the directors may abolish any such reserve in the manner at any time.

         Section 7.3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal - Delaware."

         Section 7.4. Fiscal Year. The fiscal year of the Corporation shall be fixed, and may be changed from time to time, by the Board of Directors.

Section 7.5. Notice. Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail or by facsimile to his address or facsimile number as it appears on the records of the Corporation, or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail, it shall be deemed given when deposited in the United States mail, postage prepaid. If notice is sent by facsimile, it shall be deemed given upon successful transmission of the facsimile.

         Section 7.6. Waiver of Notice. Whenever any written notice is required to be given by statute, or by the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person either in person or by proxy at any meeting shall constitute a waiver of notice of such meeting, except where the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any meeting, need be specified in any written waiver of notice of such meeting.

                                  ARTICLE VIII

                                   AMENDMENTS

         Section 8.1. These Bylaws may be amended or repealed by the vote of a majority of the shares present in person or represented by proxy at a meeting of the stockholders called for such purpose and entitled to vote thereon. In addition, in accordance with the Corporation's Certificate of Incorporation, the Board of Directors shall have the power to amend or repeal any of these Bylaws by the affirmative vote of 66.67% of the members of the Board of Directors.

                                   ARTICLE IX

                                 INDEMNIFICATION

         Section 9.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as in effect from time to time, any person (a "Covered Person") who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, or other enterprise or a nonprofit entity, including service with respect to employee benefit plans, against all liability or loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in
Section 3 of this Article IX, the Corporation shall be required to indemnify a Covered Person only if authorized by the Board of Directors of the Corporation.

         Section 9.2. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of such final disposition shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this
Article IX or otherwise.

         Section 9.3. Claims. If a claim for indemnification or advancement of expenses under this Article IX is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

         Section 9.4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article IX shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 9.5. Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person collects as indemnification or advancement of expenses from such other Corporation, partnership, joint venture, trust, enterprise or non-profit entity.

         Section 9.6. Amendment or Repeal. Any amendment or repeal of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal.

         Section 9.7. Other indemnification and Prepayment of Expenses. This
Article IX shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.